2Q 2022 INVESTOR PRESENTATION August 9, 2022

DISCLAIMER 2 Forward-Looking Statements and Other Information This presentation may contain "forward-looking statements," which reflect loanDepot's current views with respect to, among other things, its business strategies, including the Vision 2025 plan, financial condition and liquidity, competitive position, industry and regulatory environment, potential growth opportunities, the effects of competition, operations and financial performance. You can identify these statements by the use of words such as "outlook," "potential," "continue," "may," "seek," "approximately," "predict," "believe," "expect," "plan," "intend," "estimate," “project,” or "anticipate" and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as "will," "should," "would" and "could." These forward-looking statements are based on current available operating, financial, economic and other information, and are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including the risks in the "Risk Factors" section of loanDepot, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q , which are difficult to predict. Therefore, current plans, anticipated actions, financial results, as well as the anticipated development of the industry, may differ materially from what is expressed or forecasted in any forward-looking statement. loanDepot does not undertake any obligation to publicly update or revise any forward-looking statement to reflect future events or circumstances, except as required by applicable law. Non-GAAP Financial Information To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted Total Revenue, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted EBITDA as non-GAAP measures. We believe Adjusted Total Revenue, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted EBITDA provide useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. They facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in hedging strategies, changes in valuations, capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, which may vary for different companies for reasons unrelated to operating performance, as well as certain historical cost (benefit) items which may vary for different companies for reasons unrelated to operating performance. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Market and Industry Data This presentation also contains information regarding the loanDepot’s market and industry that is derived from third-party research and publications. That information may rely upon a number of assumptions and limitations, and the Company has not independently verified its accuracy or completeness.

3 SECOND QUARTER FACT SHEET Financial Operational • Originations: $16 billion in funded volume, the midpoint of second quarter 2022 guidance • Total Revenue: $309 million on $12 billion of pull-through weighted lock volume • Total Expenses: Decreased by $46 million or 8% from the first quarter of 2022, due to lower marketing and personnel expenses o Non-Operating Expenses include: $40.7 million of goodwill impairment, $6.0 million of real estate and other intangible assets impairment, $3.5 million of severance, and $2.5 million of consulting and other professional expenses related to Vision 2025 • Liquidity: Unrestricted cash and equivalents totaling $954.9 million, or 10.4% of total assets, at quarter end • Servicing: Increased UPB to $155 billion at end of quarter, compared to $153 billion in Q1 ‘22 • Announced Vision 2025 to address current and anticipated market conditions and position company for long-term value creation o Headcount: Reduced headcount to approx. 8,500 by end of quarter from approx. 11,300 at year-end 2021 o Channel Strategy: Exit Wholesale channel to reduce expenses, consolidate operations, and control the entire customer experience • Product Strategy: Purchase and Cash-Out refinance volume increased to 95% of total production in Q2 ’22 vs 83% Q1 ’22 • Purchase Mix: 59% of total Originations • Organic Refinance Consumer Direct Recapture Rate: Remained Strong at 72%

4 VISION 2025 PLAN • Purpose-driven organization, increasing purchase transactions and serving diverse communities across the country • Increase our focus on addressing persistent gaps in equitable housing, advancing the goal of growing our share of lending for purchase transactions while maintaining responsible management of credit risk • Cost Savings of approx. $375 - $400 million of annualized savings by the end of 2022, through headcount reduction, attrition, business process optimization, reduced marketing and third-party spending, and real estate consolidation • Based on these savings, the Company continues to target a return to run-rate operating profitability exiting 2022 • Launch of all-digital home equity line of credit (HELOC) by the fourth quarter of 2022 giving efficient access to record levels of home equity in as little as seven days • Continued investment in our in-house servicing business to complement our origination strategy and serve customers through the entire mortgage journey • Capture additional revenue by leveraging marketing and customer acquisition expenses • Mortgage origination functions will be led by LDI Mortgage President Jeff Walsh • Digital lending and mortgage-adjacent products and services will be led by LDI Digital Products and Services President Zeenat Sidi • Loan fulfillment and servicing functions will be led by LDI Managing Director of Operations and Servicing Dan Binowitz Focus on Purchase Transactions and Serving Diverse Communities Execute Growth Generating Initiatives Aggressively Right-Size Cost Structure Optimize Organizational StructureVISION 2025

DIVERSE & EXPERIENCED MANAGEMENT TEAM WITH UNIQUE SKILLSETS Anthony Hsieh Founder and Executive Chairman Frank Martell Chief Executive Officer Jeff Walsh President, LDI Mortgage President, LDI Digital Products & Services Patrick Flanagan Chief Financial Officer Dan Binowitz Managing Director LDI Operations & Servicing TJ Freeborn Chief Administrative Officer George Brady Chief Digital Officer Nicole Carrillo Chief Accounting Officer Saeed Ghasemzadeh EVP, Enterprise Contact Strategy Town & Country Credit Corp. Jeff DerGurahian Chief Capital Markets Officer Zeenat Sidi Peter Macdonald EVP, General Counsel 5

$35 $33 $45 $101 $137 $38 2.0% 2.0% 2.0% 2.5% 3.4% 2.7% – 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 0 20 40 60 80 100 120 140 2017 2018 2019 2020 2021 YTD '22 loanDepot Historical Mortgage Origination Volume SCALED ORIGINATOR DELIVERING CUSTOMERS A COMPLETE SOLUTION Inception to LTM Q2’22 Origination CAGR: 43%(1) loanDepot Originations loanDepot Market Share $1.7 $2.3 $4.1 Total market volume ($ trillion) $4.0 $1.4 (1) CAGR includes annualized volume for 2010 Source: Historical market share based on MBA industry volume as of 7/10/2022 and historical loanDepot origination volume ($ in billions) The loanDepot Ecosystem Established Scalable Infrastructure 2010 to 2012 Diversification & Expansion 2013 to 2015 Brand, Technology & Operational Transformation 2016 to 2021 Vision 2025 & Beyond 2022 + • Launched with the goal of disrupting mortgage • Created scalable platform and infrastructure • Expanded in-market retail reach through acquisitions • Leveraged infrastructure to launch LD Wholesale • Strategic decision to begin retaining servicing • Launched proprietary mello® technology • Grew servicing book with long-term relationships to a half million loanDepot customers • Launched mellohome and melloInsurance • Acquired leading title insurance company • Formed mello® operating unit focused on mortgage adjacent, digital-first products and services • Repositioning the Company for long term value creation • Purpose driven sustainable lending • Simplifying operational structure and increasing operating leverage • Maintaining strong Balance Sheet liquidity $1.8 6

ORIGINATION GROWTH RELATIVE TO INDUSTRY (1) MBA as of 7/10/2022 Note: Pull through weighted rate lock volume is the unpaid principal balance of loans subject to interest rate lock commitments, net of a pull-through factor for the loan funding probability 7 2017- LTM Q2 ‘22 Origination CAGR 26% 14%Industry(1) Purchase Mix % : 26% 31% 26%29% Retail Mix % : 82% 80% 79%77% ($ in billions) Total Market Share (%) : 2.1% 2.4% 2.8%2.5% 3.8% 81% 19% 3.3% 81% 30% 78% 34% 3.4% 3.3% 77% 34% 76% 37% 3.1% $18 $25 $36 $36 $33 $30 $30 $23 $20 $12 $15 $21 $27 $37 $41 $34 $32 $29 $22 $16 270 447 372 346 369 264 299 281 213 150 - 50 100 150 200 250 300 350 400 450 500 $0 $10 $20 $30 $40 $50 $60 $70 $80 Q1 2020A Q2 2020A Q3 2020A Q4 2020A Q1 2021A Q2 2021A Q3 2021 Q4 2021 Q1 2022 Q2 2022 Pull-Through Weighted (PTW) Lock Volume Origination Volume PTW GOS Margin, bps 68% 59% 2.4%

Historical expenses in bps of funded mortgage volume HISTORICAL COST STRUCTURE COMPARISON 8 338 bps 295 bps 428 bps362 bps Total Revenue (bps funded volume): Pre-tax Net Income (bps funded volume): (31) bps 7 bps 200 bps8 bps Salary Expense Marketing and Advertising Expense Direct Origination Expense (incl. Investor Fees) Subservicing Expense Other G&A 272 bps 49 bps Commission Expense 216 bps (95) bps YTD ’22 Included: • $40.7 million of goodwill impairment • $10.5 million gain on the extinguishment of debt • $6.2 million of severance benefits • $6.0 million of real estate and other intangible assets impairment • $2.5 million of consulting and other professional expenses related to Vision 2025 • $2.4 million expense to deboard servicing rights from our subservicer to our in-house platform • Total of $47.3 million or 13 bps 128 129 96 78 72 106 79 78 73 74 68 65 61 58 41 26 34 43 22 25 21 12 14 23 11 15 9 8 7 9 53 64 48 29 27 65 354 bps 369 bps 288 bps 228 bps 223 bps 311 bps 2017 2018 2019 2020 2021 YTD '22

HISTORICAL SERVICING PORTFOLIO TREND 9 ($ in billions) Retention %(2) : Recapture %(1) : 58% 70% 94% 64% 95% 54% 96% 66% 94% 72% 90% 78% 82% 68% (1) Organic refinance consumer direct recapture rate is defined as the total unpaid principal balance (“UPB”) of loans in our servicing portfolio that are paid in full for purposes of refinancing the loan on the same property, with the Company acting as lender on both the existing and new loan, divided by the UPB of loans in our servicing portfolio that paid in full for the purpose of refinancing the loan on the same property. (2) Portion of loan origination volume that was sold servicing retained in the period divided by total sold volume in the period. 78% 70% Total Serv Exp$ to Avg. UPB $, bps: 4.1 3.9 4.1 3.6 3.1 2.6 2.4 2.3 75% 72% 2.4 $42 $58 $77 $103 $130 $139 $145 $162 $153 $155 102 98 101 109 136 128 126 123 135 142 - 20 40 60 80 100 120 140 $- $20 $40 $60 $80 $100 $120 $140 $160 $180 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1 '22 Q2 '22 UPB $ MSR FV, bps 58% 72% 2.0

$175 $130 $265 $38 $822 $29 $630 $419 $507 $420 $554 $955 $805 $549 $772 $458 $1,376 $984 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Liquidity ($m) Unused Lines Unrestricted Cash STRONG LIQUIDITY AND BALANCE SHEET Note: Please see Appendix for Non-GAAP Reconciliation 10 6% 4% 6% 4% 13% 11% Liquidity / Total Assets 1.0x 1.2x 1.1x 1.3x 1.4x 1.8x Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 MSR / Tangible Net Worth 0.8x 1.0x 0.9x 1.0x 1.0x 2.0x Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Non-Funding Debt / Tangible Net Worth

11 Q3 2022 OUTLOOK Q3 2022 Guidance Metric Low High Pull-through Weighted Rate Lock Volume ($bn) $5.5 $10.5 Origination Volume ($bn) $5.5 $10.5 Pull-through Weighted GOS Margin, bps 175 225 Current Market Conditions • Higher interest rates adversely impacts home affordability • Increasing homeowner equity drives demand for cash-out refinance and other equity linked products • Higher interest rates resulting in little incentive for rate and term refinance • Sharper focus on industry consolidation, driven primarily by headcount reductions and competitor exits to shed excess capacity given lower industry volume expectationsQ3 2022 outlook reflects increased interest rates, limited housing supply, and ongoing competitive pressures

APPENDIX: FINANCIALS

BALANCE SHEET & SERVICING PORTFOLIO HIGHLIGHTS 13 $ in MM except units and % 2Q’22 1Q’22 2Q’21 2Q’22 vs 1Q’22 2Q’22 vs 2Q’21 Cash and cash equivalents $954.9 $554.1 $419.3 72% 128% Loans held for sale, at fair value 4,656.3 6,558.7 9,120.7 (29%) (49%) Servicing rights, at fair value 2,213.7 2,086.0 1,781.6 6% 24% Total assets 9,195.2 10,640.2 13,097.6 (14%) (30%) Warehouse and other lines of credit 4,265.3 5,806.9 8,498.4 (27%) (50%) Total liabilities 7,981.3 9,129.1 11,528.8 (13%) (31%) Total equity 1,213.9 1,511.2 1,568.8 (20%) (23%) Servicing portfolio (unpaid principal balance) $155,217.0 $153,385.8 $138,767.9 1% 12% Total servicing portfolio (units) 507,231 496,868 446,606 2% 14% 60+ days delinquent ($) 1,511.9 1,444.8 1,976.7 5% (24%) 60+ days delinquent (%) 1.0% 0.9% 1.4% Servicing rights, net to UPB 1.4% 1.4% 1.3%

NON-GAAP FINANCIAL RECONCILIATION

($MM)	2Q '22	1Q '22	2Q'21	FY21	FY20
Adjusted Revenue					
Total Net Revenue	$308.6	$503.3	$779.9	$ 3,724.7	$ 4,312.2
Change in FV of Servicing Rights, Net of Hedge	(35.4)	1.3	45.4	14.5	(58.9)
Adjusted Total Revenue	**$273.3**	**$504.6**	**$825.3**	**$ 3,739.2**	**$ 4,253.3**
Adjusted (LBITDA) EBITDA					
Net (loss) Income	($223.8)	($91.3)	$26.3	$ 623.1	$ 2,013.1
Interest Expense - Non-Funding Debt	33.1	14.4	21.3	79.6	48.0
Income Tax (benefit) Expense	(28.2)	(11.6)	4.2	43.4	2.2
Depreciation and Amortization	11.3	10.5	8.7	35.5	35.7
Change in FV of Servicing Rights, Net of Hedge	(35.4)	1.3	45.4	14.5	(58.9)
Change in FV of Contingent Consideration	0.0	0.0	0.0	(0.1)	32.7
Stock Compensation Expense and Management Fees	4.7	2.3	2.1	67.3	9.6
IPO Expenses	0.0	0.0	0.0	6.0	2.6
Goodwill & Other Impairment	46.7	0.0	0.0	0.0	0.0
Adjusted (LBITDA) EBITDA	**($191.5)**	**($74.4)**	**$109.3**	**$ 869.4**	**$ 2,084.9**
Adjusted Net (loss) Income					
Net (loss) Income	($223.8)	($91.3)	$26.3	$ 623.1	$ 2,013.1
Adjustments to Income Taxes	32.0	14.7	(4.7)	(132.5)	(516.5)
Tax-Effected Net (loss) Income	**($191.8)**	**($76.6)**	**($21.6)**	**$ 490.6**	**$ 1,496.6**
Change in FV of Servicing Rights, Net of Hedge	(35.4)	1.3	45.4	14.5	(58.9)
Change in FV of Contingent Consideration	0.0	0.0	0.0	(0.1)	32.7
Stock Compensation Expense and Management Fees	4.7	2.3	2.1	67.3	9.6
IPO Expenses	0.0	0.0	1.2	6.0	2.6
Gain on Extinguishment of Debt	0.0	(10.5)	0.0	0.0	0.0
Tax Effect of Adjustments	8.0	1.8	(12.9)	(22.8)	3.6
Goodwill & Other Impairment	46.7	0.0	0.0	0.0	0.0
Adjusted Net (loss) Income	**($167.9)**	**($81.7)**	**$57.5**	**$ 555.6**	**$ 1,486.1**

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loanDepot

NON-GAAP FINANCIAL RECONCILIATION 15 ($MM) 2Q ’22 1Q ’22 4Q’21 3Q’21 2Q’21 Tangible Net Worth Total Equity $1,213.9 $1,511.2 $1,629.4 $1,658.2 $1,568.8 Less: Goodwill 0.0 (40.7) (40.7) (40.7) (40.7) Less: Intangibles 0.0 (1.5) (1.6) (1.7) (1.8) Tangible Net Worth $1,213.9 $1,469.0 $1,587.0 $1,615.7 $1.526.3 Non-Funding Debt Total Debt, net $2,427.1 $1,947.6 $1,628.2 $1,408.8 $1,473.3 Less: Securitization Debt, net 0.0 (421.3) 0.0 0.0 0.0 Non-Funding Debt $2,427.1 $1,526.3 $1,628.2 $1,408.8 $1,473.3